Exhibit 99.2

Citigroup Inc.
HKD 195,000,000 4.77% Fixed Rate Notes due 2016
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount:	HKD 195,000,000
4.	Issue Price:	100.00% of the Aggregate Nominal Amount
5.	Specified Denominations:	HKD 500,000 and integral multiples of HKD 100,000 thereafter.
6.	Issue Date:	7 November 2006
7.	Maturity Date:	7 November 2016
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest from and including, 7 November 2006 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.77% per annum payable annually in arrear
	(ii) Interest Payment Dates:	7 November in each year from, and including, 7 November 2007 to, and including, 7 November 2016
	(iii) Day Count Fraction:	Actual/365 (Fixed) (adjusted)
	(iv) Business Day Convention:	Modified Following
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or upon event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	New Global Note Form	Not Applicable
16.	Additional Financial Centers relating to Payment Dates:	London and New York City
17.	Consolidation Provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19. Listing:	Not Applicable

OPERATIONAL INFORMATION

ISIN Code:	XS0273390939
Common Code:	027339093